Exhibit 4.5


                        THIRD  AMENDMENT dated as of August 24, 1995
            (this "Amendment") to the CREDIT AGREEMENT dated as of June 22, 1994 and as amended and in effect immediately prior to the date hereof (the "Credit Agreement") among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the
            "Borrower"), WCA CANADA INC., a   Canadian  corporation
            (the  "Canadian   Borrower"),  COLLINS   &  AIKMAN
            CORPORATION, a Delaware corporation ("Holdings"), the financial institutions party thereto (the "Lenders"), and CHEMICAL BANK, as administrative agent (the "Administrative Agent").

                        A.    The Borrower, the Canadian  Borrower,
            Holdings, the Lenders and the Administrative Agent desire to amend the Credit Agreement in certain respects as hereinafter set forth.

                        B.    Capitalized terms used but not defined
            herein shall have the meanings assigned to them in the Credit Agreement.

                        Accordingly, the  Borrower, the  Canadian
            Borrower, Holdings, the Lenders and the Administrative Agent hereby agree as follows:

                        SECTION 1. Amendment of Credit Agreement. The Credit Agreement is hereby amended, effective as of the Effective Date (as hereinafter defined), as follows:

                        (a)   Section 1.01 is amended by deleting
                  therefrom the definition of "Capital Expenditures" and substituting therefor the following new definition:

                              "'Capital Expenditures'  shall mean,  for
                        any person in any period, the aggregate amount of all capital expenditures of such person during such period (but not including Permitted Business Acquisitions or Investments permitted pursuant to subsection 6.07(l)). For the purposes hereof, the amount of any Capital Expenditure shall not include (i) an amount equal to that portion of the proceeds received upon any sale, transfer or other disposition of assets or properties pursuant to Section 6.08(a), (g) or (i) which is applied to the purchase of replacement assets or properties within 12 months of the receipt thereof, (ii) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings or any subsidiary thereof) and for which neither Holdings nor any subsidiary thereof has provided or is required to provide, directly or indirectly, any consideration to such third party or any other person (whether before, during or after such period), (iii) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made or (iv) expenditures of insurance proceeds or condemnation awards received in connection with the loss, damage, destruction or condemnation of property of Holdings or its subsidiaries."

                        (b)   Section 2.10(b) is amended to read as follows:

                        "(b) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be not less than $5,000,000; provided that the aggregate principal amount of each Eurodollar Borrowing resulting from any such conversion or continuation shall not be less than $5,000,000;"

                        (c) Section 5.04 is amended by deleting the phrase "each Credit Agreement Creditor" in the first sentence thereof and substituting therefor the following:

                  "the Administrative Agent for distribution to each Credit Agreement Creditor (with sufficient copies for each Credit Agreement Creditor)"

                        (d)   Section 5.04(i)  is hereby amended by
            deleting said Section in its entirety and substituting in lieu thereof the following:

                        "(i)  promptly  following  the  creation  or
                  acquisition of any Subsidiary, a certificate from a Responsible Officer, identifying such new Subsidiary
                  and  the  ownership  interest  of   Holdings  and  its
                  Subsidiaries therein; and concurrently with the delivery of financial statements under (a) or (b) above, a description of the Investments in Unrestricted Subsidiaries made during the fiscal quarter ending on the date of such financial statements and the amount thereof; provided, that with respect to the Subordinated Notes owed by Carcorp, Inc. under the receivables financing facility (the "Sub Notes"), the Borrower shall not be required to report any changes in the outstanding principal amount of Sub Notes, unless the aggregate outstanding principal amount of such Sub Notes exceeds $75,000,000;"

                        (e)   Section 6.01(d)  is amended by  (1)
            deleting the  word "and" appearing at  the end of clause
            (iii) and substituting therefor a comma, (2) adding the word "and" before the semicolon at the end of clause (iv) and (3) adding a new clause (v) thereto, reading as follows:

                        "(v)  Holdings  to  Borrower,  in   an  amount
                  not  greater  than $2,000,000 at any time;"

                        (f) Section 6.01(l) is amended by deleting the dollar amount "$150,000,000" appearing therein and substituting therefor the new dollar amount
            "$200,000,000".

                        (g)   Section 6.03 is  hereby amended by
            deleting said Section in its entirety and substituting in lieu thereof the following:

                        "SECTION 6.03  Capital  Expenditures.  Permit
                  Capital Expenditures of the Restricted Subsidiaries on a consolidated basis during any fiscal year to be greater than the amount set forth below for such fiscal year:


                  Fiscal Year                                      Amount

                     1994                                      $85,000,000
                     1995                                      130,000,000
                     1996                                       80,000,000
                     1997                                       80,000,000
                     1998                                       80,000,000

                     1999                                       80,000,000
                     2000                                       80,000,000
                     2001                                       80,000,000
                     2002                                       80,000,000

                  provided, however, that (i) to the extent Capital Expenditures made in any fiscal year are less than the amount set forth above opposite such fiscal year, Restricted Subsidiaries shall be permitted to carry forward the unused amount to the succeeding fiscal years so long as such aggregate Capital
                  Expenditures in any fiscal year do not exceed $130,000,000; (ii) Capital Expenditures may not be made by Holdings; and (iii) Capital Expenditures that are refinanced with Sale and Lease-Back Transactions within 270 days of acquisition which result in Operating Leases shall be deemed not to be Capital Expenditures."

                     (h) Section 6.13 is amended by adding to the end thereof the following new clause (iii):

                  "or (iii) contained in agreements relating to Permitted Acquisition Indebtedness".

                     SECTION 2.  Effectiveness.   This Amendment will
            become effective on the date (the "Effective Date") on which the following conditions have been satisfied: (a) the Administrative Agent shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, the Canadian Borrower, Holdings, the Administrative Agent and the Required Lenders, (b) on and as of the Effective Date and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, (c) the representations and warranties made by Holdings, the Borrower and the Canadian Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as if made on such date, except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (d) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the Effective Date, certifying the matters referred to in clauses (b) and
            (c) above.

                     SECTION 3. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                     SECTION 4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                     SECTION  5.   Agreement.   Except  as  expressly
            amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

                     SECTION 6. Expenses. The Borrower shall pay all reasonable out-of- pocket expenses incurred by the Administrative Agent in connection with the preparation of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent.

                     SECTION 7.   Headings.   The headings of  this
            Amendment are for the purposes of reference only and shall not limit or otherwise affect the meanings hereof.

                     IN WITNESS  WHEREOF, the Borrower,  the Canadian
            Borrower, Holdings, the Lenders signatory hereto and the Administrative Agent have caused this Amendment to be duly executed by their duly authorized officers, all as of the dates first above written.

                                        COLLINS & AIKMAN PRODUCTS CO.


                                        By: J. Michael Stepp
                                            Name:  J. Michael Stepp
                                            Title: Executive Vice President &
                                                     Chief Financial Officer

                                        COLLINS & AIKMAN CORPORATION


                                        By:  J. Michael Stepp
                                             Name:  J. Michael Stepp
                                             Title: Executive Vice President &
                                                      Chief Financial Officer

                                        WCA CANADA INC.


                                        By:  Ronald T. Lindsay
                                             Name:  Ronald T. Lindsay
                                             Title: Vice President

                                         CHEMICAL BANK, as a Lender and
                                            as Administrative Agent


                                         By:  Rosemary Bradley
                                              Name:  Rosemary Bradley
                                              Title: Vice President

                                          BANK OF AMERICA ILLINOIS


                                          By:___________________________
                                               Name:
                                               Title:

                                           NATIONSBANK, N.A.


                                           By:____________________________
                                                Name:
                                                Title:

                                           BANK OF AMERICA NATIONAL TRUST &
                                              SAVINGS ASSOCIATION


                                            By:____________________________
                                                Name:
                                                Title:

                                            CREDIT LYONNAIS  CAYMAN ISLAND
                                            BRANCH


                                            By:____________________________
                                                Name:
                                                Title:

                                            THE INDUSTRIAL BANK OF JAPAN, LTD.


                                            By:  Junri Oda
                                                 Name:  Junri Oda
                                                 Title: Senior Vice President
                                                        and Senior Manager

                                            THE LONG-TERM CREDIT BANK OF JAPAN
                                            LTD.


                                            By:_____________________________
                                                Name:
                                                Title:

                                            THE TORONTO-DOMINION BANK


                                            By:  Kimberly Burleson
                                                 Name:  Kimberly Burleson
                                                 Title: Mgr. Cr. Admin.

                                            THE FIRST NATIONAL BANK OF BOSTON


                                            By:  William C. Purington
                                                 Name:  William C. Purington
                                                 Title: Vice President

                                            BANK OF SCOTLAND


                                            By:  Catherine M. Oniffrey
                                                 Name:  Catherine M. Oniffrey
                                                 Title: Vice President

                                            THE BANK OF TOKYO TRUST COMPANY


                                            By:_____________________________
                                                 Name:
                                                 Title:

                                            BANQUE PARIBAS


                                           By: David C. Buseck/Jeffrey J. Youle
                                               Name: David C. Buseck/Jeffrey J.
                                                     Youle
                                               Title: Vice President/

                                            BARCLAYS BANK PLC


                                             By:_____________________________
                                                  Name:
                                                  Title:

                                             BRANCH BANKING AND TRUST COMPANY


                                             By:_____________________________
                                                  Name:
                                                  Title:

                                             CANADIAN IMPERIAL BANK OF COMMERCE


                                             By:  Charles J. Klenk
                                                  Name:  Charles J. Klenk
                                                  Title: Vice President,
                                                         Corporate Finance

                                             COMPAGNIE FINANCIERE DE CIC ET DE
                                             L'UNION EUROPEENNE


                                             By:_____________________________
                                                  Name:
                                                  Title:

                                             By:_____________________________
                                                  Name:
                                                  Title:

                                              THE NIPPON CREDIT BANK, LTD.


                                              By:  Clifford Abramsky
                                                   Name:  Clifford Abramsky
                                                   Title: Vice President &
                                                          Manager

                                              SOCIETE GENERALE


                                              By:  Ralph Saheb
                                                   Name:  Ralph Saheb
                                                   Title: Vice President

                                             SOCIETY NATIONAL BANK


                                             By:  Sharon F. Weinstein
                                                  Name:  Sharon F. Weinstein
                                                  Title: Vice President &
                                                         Manager

                                             THE TRAVELERS INSURANCE COMPANY


                                             By:_____________________________
                                                  Name:
                                                  Title:

                                             THE TRAVELERS INDEMNITY COMPANY


                                             By:_____________________________
                                                  Name:
                                                  Title:

                                              WACHOVIA BANK  OF NORTH  CAROLINA,
                                                N.A.


                                             By:  Joanne M. Starnes
                                                  Name:  Joanne M. Starnes
                                                  Title: Senior Vice President

                                             WELLS FARGO BANK


                                             By:_____________________________
                                                  Name:
                                                  Title:

                                             VAN KAMPEN  MERRITT PRIME  RATE
                                             INCOME TRUST


                                             By:  Jeffrey W. Maillet
                                                  Name:  Jeffrey W. Maillet
                                                  Title: Sr. Vice  President -
                                                         Portfolio Mgr.

                                             ARAB BANKING CORPORATION


                                             By:  Louise Bilbro
                                                  Name:  Louise Bilbro
                                                  Title: Vice President

                                             BANK OF IRELAND


                                             By:  John Cusak
                                                  Name:  John Cusak
                                                  Title: Assistant Treasurer

                                             THE BANK OF NEW YORK


                                             By:  H. S. Griffith
                                                  Name:  H. S. Griffith
                                                  Title: Senior Vice President

                                             CREDITANSTALT  CORPORATE  FINANCE,
                                             INC.


                                             By:  Robert M. Biringer
                                                  Name:  Robert M. Biringer
                                                  Title: Senior Vice President

                                             By:  Joseph P. Longosz
                                                  Name:  Joseph P. Longosz
                                                  Title: Vice President

                                             CRESTAR BANK


                                             By:______________________________
                                                  Name:
                                                  Title:


                                             FIRST UNION NATIONAL BANK OF NORTH
                                             CAROLINA


                                             By:  K. Patrick McCormick
                                                  Name:  K. Patrick McCormick
                                                  Title: Vice President

                                             FUJI BANK


                                             By:_____________________________
                                                  Name:
                                                  Title:

                                             GIROCREDIT BANK


                                             By:______________________________
                                                  Name:
                                                  Title:

                                             MIDLAND BANK


                                             By:______________________________
                                                  Name:
                                                  Title:

                                             THE MITSUBISHI TRUST AND BANKING
                                             CORPORATION


                                             By:______________________________
                                                  Name:
                                                  Title:

                                             NATIONAL CITY BANK


                                             By:  Lisa Beth Lisi
                                                  Name:  Lisa Beth Lisi
                                                  Title: Account Officer

                                             NBD BANK


                                             By:  James D. Heinz
                                                  Name:  James D. Heinz
                                                  Title: Vice President


                                              THE SUMITOMO TRUST & BANKING CO.,
                                              LTD.


                                              By:______________________________
                                                  Name:
                                                  Title:

                                              UNITED STATES NATIONAL BANK OF
                                              OREGON


                                              By:  Stephen Mitchell
                                                   Name:  Stephen Mitchell
                                                   Title: Vice President

                                              THE YASUDA TRUST & BANKING CO.,
                                              LTD.


                                              By:  Neil T. Chau
                                                   Name:  Neil T. Chau
                                                   Title: First Vice President

                                              CRESCENT/MACH 1 PARTNERS, L.P.

                                              By its General Partner

                                              CRESCENT MACH 1 G.P. CORPORATION

                                              By its attorney-in-fact

                                              CRESCENT CAPITAL CORPORATION


                                              By:  Justin Driscoll
                                                   Name:  Justin Driscoll
                                                   Title: Vice President

                                              ALEXANDER HAMILTON LIFE INSURANCE
                                              CO.


                                              By:_____________________________
                                                  Name:
                                                  Title:

                                              KEYPORT LIFE INSURANCE CO.


                                              By:______________________________
                                                  Name:
                                                  Title:

                                              SAKURA BANK
                                              By:  Hiroyasu Imanishi
                                                   Name:  Hiroyasu Imanishi
                                                   Title: V.P. & Senior Manager

                                              RESTRUCTURED OBLIGATIONS BACKED BY
                                              SENIOR ASSETS


                                              By:_____________________________
                                                   Name:
                                                   Title: